UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2007 (September 13, 2007)

OFFICEMAX INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

263 Shuman Blvd. Naperville, Illinois	60563
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 438-7800

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Sam Martin was appointed executive vice president and chief operating officer of OfficeMax Incorporated (the “Company”) effective September 17, 2007. Mr. Martin, 51, was most recently the Senior Vice President of Operations for Wild Oats Markets, Inc., a retailer of natural and organic foods, from January 2006 through September 2007. Prior to that, Mr. Martin was the Senior Vice President of Supply Chain for Shopko Stores Inc., a multi-department retailer, from April 2005 through December 2005 and Vice President of Distribution and Transportation from April 2003 to April 2005. From 1998 until 2003, Mr. Martin was Regional Vice President, Western Region, and General Manager for Toys R Us, a retailer of toys and baby products. Prior to that, Mr. Martin served in a variety of operational roles in his 24-year tenure with Fred Meyer Stores.

Since the beginning of the Company’s last fiscal year, the Company has sold office products to Wild Oats Markets, Inc., Mr. Martin’s former employer.  These transactions were entered into in the ordinary course of business and involved the sale of goods at arms-length negotiated rates.

Mr. Martin will receive the following items of compensation according to a Letter Agreement with the Company dated September 12, 2007 (the “Letter Agreement”):

Base Salary: $620,000 per annum.

2007 Annual Short-Term Incentive Program (“ASTIP”) Bonus: Mr. Martin will have an annual target bonus of 70% of base salary. This bonus is on the same terms as all other bonuses issued in 2007 under the ASTIP, except that, pursuant to the terms of the Letter Agreement, Mr. Martin will receive a guaranteed bonus of at least 70% of his base salary, pro-rated to reflect his start date, regardless of whether the Company achieves the performance criteria required before bonuses are paid to all other program participants. The description of the 2007 Annual Short-Term Incentive Program under the heading “2007 Annual Short-Term Incentive Program and Award Agreement” and the form of 2007 Annual Incentive Award Agreement filed as Exhibit 99.1 in the Company’s Report on Form 8-K filed on February 20, 2007 are incorporated herein by reference.

2007 Long-Term Incentive Program (“LTIP”) Award. On September 17, 2007, Mr. Martin received an award of 36,540 performance-based restricted stock units under the LTIP. The number of units was determined based on the closing price of Company common stock on September 17, 2007. This award is subject to the same terms as all other awards issued in 2007 under the LTIP. The description of the 2007 Long-Term Incentive Program under the heading “2007 Long-Term Incentive Program and Restricted Stock Unit Award Agreement ” and the form of Restricted Stock Unit Award Agreement filed as Exhibit 99.2 in the Company’s Report on Form 8-K filed on February 20, 2007 are incorporated herein by reference.

Other. Mr. Martin will be eligible to receive twelve months of severance under the Company’s severance policy applicable to executive officers, if he is terminated involuntarily, and not for disciplinary reasons.   Mr. Martin will be entitled to participate in the Company’s benefit plans and programs on the same terms as other senior officers of the Company. If Mr. Martin is not otherwise eligible for medical and dental coverage from Wild Oats Markets on a non-COBRA basis, he will receive COBRA assistance from OfficeMax until he becomes eligible for participation in the OfficeMax medical and dental programs.

In addition, the Letter Agreement contains provisions regarding additional equity grants, change in control and restrictions on competition. Agreements governing each of these provisions are described below. The Letter Agreement is included in this filing as Exhibit 99.1 and is incorporated herein by reference.  This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Letter Agreement.

Grant of Restricted Stock Units.

On September 17, 2007, Mr. Martin received an award of 11,150 restricted stock units (the “RSUs”). The number of RSUs was determined based on the closing price of Company common stock on September 17, 2007. This grant is subject to the terms of a Restricted Stock Unit Award Agreement (the “Award Agreement”) dated September 17, 2007 between the Company and Mr. Martin. Pursuant to the terms of the Award Agreement, 33 1/3% of the RSUs shall vest and be paid in Company common stock on each of the first three anniversaries of the grant date, subject to possible deferral in the circumstances described in the Award Agreement. The award is also subject to the terms of the 2003 OfficeMax Incentive and Performance Plan. If Mr. Martin terminates employment for any reason prior to the third anniversary of the grant date, the RSUs which have not vested will be forfeited.  In the event of a change in control, as defined in the Award Agreement, the vesting of the RSUs may accelerate under certain circumstances described in the Award Agreement. The RSUs may not be sold, assigned or encumbered prior to vesting, without the consent of the Company. Mr. Martin will not receive dividends or have voting rights with respect to the RSUs.

The Award Agreement is included in this filing as Exhibit 99.2 and is incorporated herein by reference.  This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Award Agreement.

Nonstatutory Stock Option Award Agreement Between the Company and Mr. Martin

On September 17, 2007, the Company granted Mr. Martin a stock option to purchase 35,000 shares of Company common stock at a price of $31.39 per share (the closing price of the Company’s common stock on September 17, 2007). This grant is subject to the terms of a Nonstatutory Stock Option Award Agreement (the “Stock Option Agreement”) dated September 17, 2007 between the Company and Mr. Martin. On each of the first three anniversaries of the award date, the option shall become exercisable with respect to 33 1/3% of the shares subject to the Stock Option Agreement. The award is also subject to the terms of the 2003 OfficeMax Incentive and Performance Plan. If Mr. Martin terminates employment for any reason prior to the third anniversary of the award date, the portion of the stock option which has not vested will be forfeited.  The stock option must be exercised on or before the earliest of (a)  the tenth anniversary of the award date; (b) one year after Mr. Martin retires (after attaining age 55 and completing 10 years of service with the Company), dies, or becomes totally and permanently disabled, provided that Mr. Martin has not, as of the date of the exercise of the stock option, commenced employment with any competitor of the Company (as defined in the Stock Option Agreement); and (c) three months after Mr. Martin terminates employment for any other reason.  The option will be cancelled immediately if Mr. Martin is terminated for disciplinary reasons as defined in the Stock Option Agreement.  In the event of a change in control, as defined in the Stock Option Agreement, the vesting of the option may accelerate under certain circumstances described in the Stock Option Agreement.

The Stock Option Agreement is included in this filing as Exhibit 99.3 and is incorporated herein by reference.  This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the agreement.

Change in Control Agreement

On September 17, 2007, the Company entered into a change in control agreement (the “Change in Control Agreement”) with Mr. Martin that is substantially similar to change in control agreements available to the Company’s other senior executives.  The form of those agreements was filed as Exhibit 10.32 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and described in the Company’s Report on Form 8-K dated March 17, 2005, under the heading “Change in Control (Severance) Agreements.” The form and description are incorporated by reference herein.

Nondisclosure and Noncompetition Agreement

On September 13, 2007, the Company entered into a nondisclosure and noncompetition agreement (the “Agreement”) with Mr. Martin.  This Agreement requires Mr. Martin to refrain from divulging confidential information of the Company during the course of his employment, except when such disclosure is a necessary part of a merchandise sale negotiation with a customer, and after termination of employment. For a period of 12 months after termination of employment with the Company, the Agreement also subjects Mr. Martin to an agreement not to be employed in the same or similar capacity, directly or indirectly, as he was employed by the Company for a competitor (as described in the Agreement) in North America.  During employment and for two years after termination, Employee agrees not to:

•	solicit or attempt to solicit any customer or supplier of the Company for the purpose of selling or purchasing office products or services. For purposes of the Agreement, a “customer” of the Company means any person or business to whom the Company sold office products or services during the last two years Mr. Martin was employed by the Company and a “supplier” means any person or business from whom the Company purchased or obtained office products or services during the last two years Mr. Martin was employed by the Company.

•	solicit or discuss potential employment opportunities with any employee of the Company;

•	offer to hire or hire any person who was employed by the Company at any time during the 12 months prior to the termination of Mr. Martin’s employment with the Company; or

•	induce or attempt to induce any supplier, or other business relation of the Company, to cease doing business with the Company or in any way interfere with the relationship between any such supplier or business relation and Company (including disparaging the Company).

The Agreement is included in this filing as Exhibit 99.4 and is incorporated herein by reference.  This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Letter Agreement dated September 12, 2007 between Mr. Martin and the Company

Exhibit 99.2	Restricted Stock Unit Award Agreement dated September 17, 2007 between the Company and Mr. Martin

Exhibit 99.3	Nonstatutory Stock Option Award Agreement dated September 17, 2007 between the Company and Mr. Martin

Exhibit 99.4	Nondisclosure and Noncompetition Agreement dated September 13, 2007 between the Company and Mr. Martin

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 19, 2007

OFFICEMAX INCORPORATED

By: /s/ Matthew R. Broad
      Matthew R. Broad
      Executive Vice President and
      General Counsel

EXHIBIT INDEX

Number	Description

Exhibit 99.1	Letter Agreement dated September 12, 2007 between Mr. Martin and the Company

Exhibit 99.2	Restricted Stock Unit Award Agreement dated September 17, 2007 between the Company and Mr. Martin

Exhibit 99.3	Nonstatutory Stock Option Award Agreement dated September 17, 2007 between the Company and Mr. Martin

Exhibit 99.4	Nondisclosure and Noncompetition Agreement dated September 13, 2007 between the Company and Mr. Martin